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Exhibit 10.4


                               EMAGIN CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


Executive Name:       Susan K. Jones
Address:              8 Taconic View Court
                      LaGrangeville, NY 12540
Title:                Executive Vice President/Corporate Secretary
Starting Salary:      See Section 2.1 below
Starting Date:           March 16, 2000

This Executive Employment Agreement (the "Agreement") is made at Hopewell Junction, New York as of the above date between EMAGIN CORPORATION, a Nevada corporation (the "Company"), and the above named executive ("Executive").

                                 1. EMPLOYMENT

1.1.     Time and Effort.

The Company hereby employs Executive and Executive accepts such employment on the terms contained in this Agreement. Executive shall have those responsibilities, duties, and authorities that are consistent with her titles. As Executive Vice President of the Company such duties and responsibilities will include, without limitation, management of activities which include marketing, strategic alliances, product and technology development, government business, corporate communications, and intellectual property. Subject to the foregoing, Executive shall perform such duties as the Company may direct. Executive shall report to the Board of Directors. Executive shall devote Executive's best efforts and entire time during normal business hours to the performance of Executive's duties under this Agreement. During Executive's employment Executive shall not engage in any business activities outside those of the Company to the extent that such activities would interfere with or prejudice Executive's obligations to the Company.

1.2.     Service on Board of Directors or Advisory Board.

For as long as Executive is an employee of the Company, Executive shall receive no additional compensation for serving as a member of the Company's Board of Directors or Advisory Board.

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                                2. COMPENSATION

2.1.     Base Salary.

As compensation for performing services for the Company, Executive shall be entitled to retain his current salary as of the date of this Agreement. Executive will additionally receive annual salary increases based on no less than the average percent annual rates of salary increase given to Company employees who received salary increases during the preceding twelve (12) months. The first date of increase will be the choice of the Executive, but will remain that date in future years after selection. The formula for Executive's percentage salary increase shall be:

                 (Sum of Annual Base Percentage Rate of Salary
                    Increases for Staff Receiving Raises) %
                       (Number of Staff Receiving Raises)

2.2.     Time Off.

Executive shall accrue personal time off for vacation, sick leave, or personal reasons upon completion of each month following the date of this Agreement in accordance with applicable Company policies.

2.3.     Fringe Benefits.

During Executive's employment, Executive shall be entitled to participate, to the extent of Executive's eligibility, in the employee fringe benefits made available by the Company to its employees. Executive consents to the Company obtaining "key man" insurance on Executive for the Company's benefit and agrees to take any medical examinations required to obtain such insurance.

2.4.     Business Expenses.

The Company shall pay or reimburse Executive for reasonable expenses incurred in connection with Executive's employment in accordance with applicable Company policies.

2.5.     Stock Options.

Executive shall be eligible to participate in the Company's 2000 Stock Option Plan, as determined in the sole discretion of the Board of Directors or, if applicable, a stock option committee established thereby.

2.6.     Bonus.

A performance bonus structure for Executive will be established on two criteria:
(1) predetermined operating milestones, and (2) public market valuations. The exact terms and measurement criteria are subject to approval by the Company's Board of Directors.

                            3. TERM AND TERMINATION

3.1.       Term

This Agreement shall commence on the date hereof and shall continue hereafter unless terminated pursuant to this Section 3 for a period of twenty-four (24) months.


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3.2.        Voluntary Termination.

If Executive voluntarily terminates Executive's employment with the Company, Executive shall cease to accrue salary, vacation, benefits and other compensation on the date of voluntary termination. Accrued benefits, if any, will be payable in accordance with applicable benefit plan provisions.

3.3.        Termination Without Cause.

The Company may terminate the employment of Executive at any time without notice and without cause. Any substantial change in the executive's responsibilities orposition, or any decrease in base salary (other than any which may be assessed to the company as a whole) will be considered to effectively be the same as termination without cause, unless such change was voluntarily agreed to by Executive. In such event, Executive shall be entitled to twelve (12) months salary, based on Executive's monthly rate of base salary at the date of such termination The Company shall pay in one payment within ten (30) business days following the effective date of termination.Executive will otherwise cease to accrue salary and other benefits upon the date of termination, other than the Company's normal insurance policies for terminated employees . Accrued benefits, if any, will be payable in accordance with applicable benefit plan provisions. Notwithstanding the foregoing, the Company shall have no obligation to pay Executive any of such salary or such benefits that may accrue after the Company ceases to do business, liquidates substantially all of its assets (except in connection with a sale of substantially all of the assets of the Company as a going concern), or voluntarily or involuntarily becomes the subject of a proceeding under the Bankruptcy Code that is not dismissed within 60 days. Furthermore, subject to adjustments for stock splits, stock dividends, combinations or recapitalization, 35,000 shares of any founders' stock shares subject to any lockups will be immediately released from such restrictions and registered.

3.4.        Disability.

Executive's employment shall terminate if Executive has been unable to perform substantially all duties assigned to Executive because of Executive's disability, illness, or other incapacity (other than a disability or incapacity that may exist on the date of this Agreement) and such inability has continued for 90 days or such longer period as the Company in its sole discretion may determine ("Disability"). In such event, Executive will cease to accrue salary, benefits or other compensation on the 90th day of disability, illness, or other incapacity (or such later day as the Company has determined in its sole discretion). Executive shall be paid all earned salary, vacation, and other compensation on the 90th day (or such later day as the Company has determined in its sole discretion). Accrued benefits, if any, will be payable in accordance with applicable benefit plan provisions. In the event Executive's employment terminates under this Section 3.4, Executive may pursue long term disability benefits, if eligible, under any plan which the Company has provided for Executive.

3.5.       Death.

Executive's employment shall terminate at death and Executive's estate shall not thereafter accrue salary or any other benefits or rights. All amounts due Executive shall be paid to Executive's estate in accordance with applicable Company policies and benefit plan provisions.


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3.6.     Effect of Termination without "Cause" on Employee Stock Options.

The Company hereby irrevocably offers to amend any stock options granted to Executive to permit the full exercise thereof following termination of Executive's employment without Cause (as defined in Section 3.7) or because of death or Disability. The Company hereby also irrevocably offers to amend any stock options granted to Executive to permit the full exercise thereof at any time after termination of Executive's employment without Cause or because of death or Disability to the same extent as if Executive's employment had not terminated. Executive or Executive's personal representative may accept either or both of such offers at any time before such options otherwise expire by giving written notice to the Company. To the extent that any options held by Executive are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, Executive hereby accepts both such offers.

3.7.     Cause.

"Cause" means

(a) failure to devote substantially all of Executive's full professional time, attention, energies, and abilities to Executive's employment duties for the Company, which failure is not cured within two weeks after the Company gives Executive written notice of the failure;

(b) breach of the terms or conditions of Executive's confidentiality agreement with the Company, which breach is not cured within two weeks after the Company gives Executive written notice of the breach;

(c) inducement of any customer, consultant, employee, or supplier of the Company to breach any contract with the Company or cease its business relationship with the Company or any competition with the Company;

(d) willfully exceeding the scope of Executive's authority as a specifically delegated in writing from time to time by the Company's Board of Directors;

(e) willful, deliberate, and persistent failure by Executive to perform the duties and obligations of Executive's employment which are not remedied in a reasonable period of time after receipt of written notice from the Company;

(g) an act or acts of dishonesty undertaken by Executive intended to result in substantial gain or personal enrichment of Executive at the expense of the Company;

(h)      material breach of a fiduciary or contractual duty to the Company;

(i) commission of an act that results in material harm to the goodwill or reputation of the Company; or

(j)      conviction of any felony.

3.8.     Termination for Cause.

To be deemed terminated for Cause, the Company shall have given Employee written notice stating the alleged Cause and shall have provided Employee an opportunity to present evidence to the Board of Directors, at the Company's offices on a date and time mutually convenient to the Board, no sooner than one and not later than two weeks after the foregoing notice, to refute the claim of Cause. Pending a hearing to determine whether Cause exists, the Company may suspend Executive with pay.


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             4. CONFIDENTIAL INFORMATION AND EMPLOYEE WORK PRODUCT

4.1.     Non-Disclosure of Confidential Information and Materials.

Executive recognizes that the nature of Executive's employment and relationship with Company is such that Executive will have access to, and that there will be disclosed to Executive during the course of such relationship, Confidential Information owned by Company and its current and future affiliates (collectively referred to as "Affiliates"). Company and its Affiliates are collectively referred to in this Agreement as "Company Parties." Executive acknowledges that, except for Executive's relationship with Company and the duties assigned to Executive, Executive would not otherwise have access to Confidential Information.

4.2      Confidential Information.

As used in this Agreement, "Confidential Information" means all information, data, and materials relating to any business or other activity of Company Parties (and any third party which the Company is under an obligation to keep confidential and that is maintained by the Company as confidential) or used by Company Parties or such third parties in their business or other activity, either now or in the future, including without limitation: (i) trade secrets, inventions, mask works, ideas, formulas, methods, processes, prototypes, models, source and object codes, data, know-how, improvements, discoveries, designs, and techniques developed, created, used or practiced by, conceived of, or reduced to practice by any employee or contractor of Company Parties (including by Executive in the course of Executive's employment with Company); (ii) information pertaining to development and business plans for Company Parties; information relating to relationships between Company Parties and other entities, including licenses and other contracts; information relating to released or unreleased products, marketing or promotional information; and any confidential or proprietary information that is circulated within Company Parties; (iii) reports and data developed or acquired by Company Parties; and
(iv) forms, policies, and other forms of written and non-written (including intangible) data, experience, and information, whether of a technical, operational, or economic nature relating to Company's business, services and employees.

"Confidential Information" includes the Confidential Information of third parties that Company Parties are required to keep confidential. "Confidential Information" shall not include that information defined as Confidential Information above that: (i) entered the public domain without any breach of any obligation owed to Company Parties under this Agreement; (ii) became known to Executive from a source other than Company Parties and other than by the breach of an obligation of confidentiality owed to Company under this Agreement or under an agreement between Company and a third party; (iii) was disclosed by Company to a third party without any obligation of confidence, or (iv) has been declassified by the company verbally, in documents not marked `company confidential', or through presentations to parties either without an NDA (non-disclosure agreement) or not under the specific confidential terms of an NDA; (a) Executive agrees that if Executive has any questions as to what comprises such Confidential Information, or to whom, if anyone, outside Company it may be disclosed, Executive will consult with Executive's manager at Company and (b) in the event of a disputed disclosure, Executive shall bear the burden of proof of demonstrating that the Confidential Information falls within one of the above exceptions.


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4.3      Irreparable Harm.

Executive expressly acknowledges and agrees that disclosure of the Confidential Information of Company Parties would severely affect Company's business and/or the business of Company's clients and provide the recipient of the Confidential Information with a substantial and unfair competitive advantage. Therefore, during the term of Executive's relationship with Company and at all times thereafter, regardless of the circumstances surrounding any termination of this relationship, Executive shall keep secret all matters entrusted to Executive and shall not use or attempt to use for any purpose (other than the furtherance of Company's business while Executive am in the employ of Company), or disclose to any person, any Confidential Information of Company Parties.

4.4      Return of Materials Upon Termination of Employment.

Upon termination of Executive's relationship with Company for whatever reason or at anytime prior to termination at Company's request, Executive shall immediately surrender and turn over to Company all tangible Confidential Information, including without limitation any and all Company Parties' documents, any and all computer programs (whether or not completed or in use), any and all lab notebooks created by me in the course of Executive's employment, any and all operating manuals or similar materials which constitute the systems, policies, and procedures, and methods of doing business developed by Company Parties, any other material on any media containing or disclosing any Confidential Information. In addition, Executive shall turn over all keys, equipment, identification or credit cards and all other property belonging to Company Parties. Executive understands that all such documents and materials are the sole property of Company Parties and that Executive shall not make or retain any copies thereof on any media. Executive will carry out all of the foregoing obligations no later than the first business day after Executive leaves the employ of Company.

                          5. ASSIGNMENT OF INVENTIONS

5.1      Assignment of Inventions.

Executive agrees to make prompt and full disclosure to Company (or any persons designated by it), will hold in trust for the sole benefit of Company, and, without further compensation, will assign exclusively to Company worldwide all Executive's right, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Inventions") that Executive, solely or jointly, may conceive, develop, or reduce to practice that (a) relates to the business of the Company or any customer of or supplier to the Company; (b) results from tasks assigned to Executive by the Company; or (c) results from the use of premises or personal property owned, leased or contracted by the Company. In addition, Executive agrees that "Works" means all tangible work product, whether patentable or copyrightable or not, developed or under development by Executive, solely or jointly with others, at any time during Executive's employment by Company, including but not limited to Invention descriptions, specifications, compilations, programs, documentation, manuals, flow charts, diagrams, drawings, photographs, designs, business or marketing plans, articles for publication, contracts and reports. Executive agrees that the Works are to be deemed "works-made-for-hire," and that Company shall be deemed the author and, shall own all proprietary rights in the Works. Executive hereby irrevocably assigns and agrees to assign to Company all of Executive's right, title and interest in the Works worldwide.


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Executive further agrees to cooperate with Company as may be necessary or useful to obtain copyright, patent, and other proprietary property rights protection for the foregoing and to execute and deliver to Company such instruments as may reasonably be required to carry out the intent and purpose of this Agreement. Executive hereby waives and quitclaims to Company any and all claims of any nature whatsoever that Executive now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions or Works so assigned to Company.

Executive's obligation to assign shall not apply to any Invention about which Executive can prove all of the following: (a) it was developed entirely on Executive's own time; (b) no equipment, supplies, facility, or trade secret information of Company was used in its development; (c) it does not relate (i) directly to the business of Company or (ii) to the actual or demonstrably anticipated research or development of Company; and (d) it does not result from any work performed by Executive for Company. Executive will assign to Company or its designee all Executive's right, title, and interest in and to any and all Inventions full title to which may be required to be in the United States by any contract between Company and the United States or any of its agencies.

Following the termination of Executive's employment with the Company, Executive shall make herself available to the Company in the defense of any patent owned by the Company in which she assisted, provided, however, that the Company shall allow Executive to fulfill any other obligations she may have at such time and that the Company shall pay the Executive compensation as an "expert", as well as her incurred expenses in assisting in such defense.

5.2      Existing Inventions.

Executive has attached as Exhibit A hereto a list to this Agreement describing all inventions belonging to Executive and made by Executive prior to Executive's employment with Company that Executive wishes to have excluded from this Agreement; provided, however, that Executive shall not include, and hereby represents and warrants that Executive has not included any information on Exhibit A which, by its disclosure to Company, would violate any confidentiality obligation owed by Executive to any third party, including a prior employer. If such confidentiality obligations exist with respect to certain prior inventions, Executive shall inform Company in writing that Executive has not listed all prior inventions on Exhibit A for that reason. If no such list is attached, Executive represents, by Executive's signature below, that there are no such prior inventions. If, in the course of Executive's employment at Company, Executive uses or incorporates into any Company product, process, or machine, an invention owned by Executive or in which Executive has an interest, Employer is hereby granted and shall have an exclusive, royalty-free, irrevocable, worldwide license to make, have made, use, sell and import that invention without restriction as to the extent of Executive's ownership or interest. Executive represents that Executive has the full and exclusive right and power to grant to Company all of the foregoing license rights to all applicable inventions, and that Company's use of any such inventions will not violate any copyright, trade secret, or other proprietary right of any third party. Executive further agrees to indemnify, pay the defense costs of, and hold Company harmless from any damages or loss arising from a breach of the foregoing representation.


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5.3      Documentation.

Executive will execute any proper oath or verify any proper document in connection with carrying out the terms of this Agreement. If, because of Executive's mental or physical incapacity or for any other reason whatsoever Company is unable to secure Executive's signature to apply for or to pursue any application for any United States or foreign patent or copyright covering inventions assigned to Company as stated above, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for Executive and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of U.S. and foreign patents and copyrights thereon with the same legal force and effect as if executed by Executive.

         6. CONFIRMATION OF DISCLOSURES REQUIRED UNDER SECURITIES LAWS

Since January 1, 1995, Executive has not: (a) filed, or has had filed against Executive, nor is Executive not presently contemplating a filing of, nor is Executive aware that anyone else is presently contemplating a filing against Executive, of a petition under the federal bankruptcy laws or any state insolvency laws, nor has Executive had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of Executive, or any partnership of which Executive was a general partner at or within two years before the time of such filing, or of any corporation or business association of which Executive was an executive officer at or within two years prior to such filing; (b) been convicted in a criminal proceeding or been named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) been subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining Executive from, or otherwise imposing limits or conditions on Executive's engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

                    7. NON-SOLICITATION AND NON-COMPETITION

7.1      Non-Solicitation.

While employed at Company and for a period of one (1) year from the termination of Executive's employment, Executive will not solicit or assist in the solicitation, induce or attempt to influence directly or indirectly any employee of Company to work for Executive or any other person or entity. For purposes of this Section 7.1, to "solicit or assist in the solicitation" shall include without limitation the following acts: (a) disclosing to any third party the names, backgrounds or qualifications of any of Company's employees or otherwise identifying them as potential candidates for employment, or (b) personally or through any other person approaching, recruiting, or otherwise soliciting employees of Company to work for any other Company.


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7.2      Non-Competition Agreement.

Executive agrees that because of the nature of Executive's association with Company Parties, Executive has and will have access to, have and will acquire, and will assist in developing confidential and proprietary information relating to the business and operations of Company Parties, which take place in every state of the United States. Executive acknowledge that such information is and will continue to be of central importance to the business of Company Parties, and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to Company Parties. Executive also acknowledges and agrees that an important part of Executive's duties will be to develop goodwill for Company through personal contacts with others and potential clients and affiliates, and there is a danger that this goodwill, a proprietary asset of Company, may follow Executive if and when Executive's relationship with Company is terminated. Executive accordingly agrees that in the event Executive's employment relationship expires or is terminated for any reason under Section 3 of this Agreement ("Termination"), Executive shall comply with the provisions of this
Section 7.2.

Executive agrees that Executive shall not, during the term of Executive's employment with Company and for a period of one (1) year after Termination, directly or indirectly seek, solicit, enter into, or engage in, any employment, business, enterprise, agreement, or consulting arrangement with any other person or entity, that is at that time engaged in, or that Executive has reason to know has plans for future engagement in the design, development, production, marketing or sale of organic light emitting diode (OLED) microdisplays, OLED based microdisplay modules, OLED video headsets. This noncompetition agreement shall apply throughout the United States.

Executive agrees that the provisions of this Section 7.2 do not impose an undue hardship on Executive and are not injurious to the public; that this provision is necessary to protect the business of Company Parties; that Company would not hire or continue to employ Executive if Executive did not agree to the provisions of this Section 7.2; that the scope of this Section 7.2 is reasonable in terms of length of time and geographic scope; and that adequate consideration supports this Section 7.2.

                            8. AMENDMENT AND WAIVER

This Agreement shall not be changed except in a writing signed by the parties. No waiver shall be binding unless executed in writing by the party making the waiver. No waiver shall be deemed a waiver of any other provision or constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing. The consent of the Company may only be manifested by a resolution of the Board of Directors or by the signature of an officer to whom authority to modify this Agreement has been delegated.


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                                 9. ARBITRATION

The parties shall use reasonable good faith efforts to resolve any dispute relating to the subject matter of this Agreement or otherwise by negotiations or mediation. If negotiation and mediation fail, any party may submit any dispute concerning this Agreement to final and binding arbitration pursuant to the commercial rules of the American Arbitration Association. Arbitration shall take place in New York, New York. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator appointed in accordance with the rules of the American Arbitration Association. The award of the arbitrator shall be enforceable according to the applicable provisions of New York law. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction or the arbitrator for prejudgment remedies and emergency relief in the form of a temporary restraining order pending final determination of a claim through arbitration in accordance with this Section 8. The parties shall share the costs of arbitration equally. The arbitrator shall not have the power to award punitive, consequential, indirect, or special damages.


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                              10. ATTORNEY'S FEES

If any action at law or inequity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements, in addition to any other relief to which the party may be entitled.

                              11. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement respecting Executive's employment with the Company and supersedes the terms of any prior or contemporaneous employment or other offer, oral or written. All promises, conditions and terms of employment are only those as set forth herein. In addition, Executive hereby waives any right Executive may have to seek involuntary dissolution of the Company, and shall not join with any other shareholders of the Company to seek such relief.

IN WITNESS WHEREOF, the undersigned have executed this Executive Employment Agreement as of the date first referenced above.

"COMPANY"                                       "EXECUTIVE"

eMAgin Corporation,
a Nevada corporation

By
   --------------------------------             --------------------------------
             (sign name)                                   (sign name)


   --------------------------------             --------------------------------
       (print name and title)                              (print name)

By Executive's signature below, Executive represents that she does not, as of the Starting Date, hold any existing Inventions, as that term is defined in
Section 5.1 of this Agreement.


                                                --------------------------------
                                                           (sign name)


                                                --------------------------------
                                                           (print name)